Exhibit 99.2

RISK FACTORS

Investing in the offered securities and our common stock involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included or incorporated by reference in this document before making an investment decision. If any of the adverse events described below were to actually occur, our business, results of operations or financial condition would likely suffer. In such an event, the trading price of the offered securities and our common stock could decline or our ability to make payments on the notes could be impaired and you could lose all or part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business or investment in the offered securities or our common stock. Risks not presently known to us or that we currently deem immaterial may also impair our business operations. References to our “Notes” and “Warrants” mean our 8.75% convertible notes due September 23, 2020 and our warrants exercisable through September 23, 2020, respectively, issued in our September 2016 private placement.

Risks Related to Our Business

General Risks

The Company has a history of net losses, may incur substantial net losses in the future, and may not achieve profitability.

We expect to continue to increase expenses as we implement initiatives designed to continue to grow our business, including, among other things, the development and marketing of new products and services, further international and domestic expansion, expansion of our infrastructure, development of systems and processes, acquisition of content, and general and administrative expenses associated with being a public company. If our revenues do not increase to offset these expected increases in operating expenses, we will continue to incur losses and we will not become profitable. Our revenue growth in past periods should not be considered indicative of our future performance. In fact, in future periods, our revenues could decline as they have in past years. Accordingly, we may not be able to achieve profitability in the future.

If there are delays in the distribution of our products or if we are unable to successfully negotiate with advertisers, application developers, carriers, mobile operators or OEMs or if these negotiations cannot occur on a timely basis, we may not be able to generate revenues sufficient to meet the needs of the business in the foreseeable future or at all.

We have a limited operating history for our current portfolio of assets, which may make it difficult to evaluate our business.

Evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties encountered by companies in our stage of development. As an early stage company in the emerging mobile application and content entertainment industry, we face increased risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

•	maintain our current, and develop new, wireless carrier and OEM relationships, in both international and domestic markets;
•	maintain and expand our current, and develop new, relationships with compelling content owners;
•	retain or improve our current revenue-sharing arrangements with carriers and content owners;
•	continue to develop new high-quality products and services that achieve significant market acceptance;
•	continue to develop and upgrade our technology;
•	continue to enhance our information processing systems
•	increase the number of end users of our products and services;
•	execute our business and marketing strategies successfully;
•	respond to competitive developments; and
•	attract, integrate, retain and motivate qualified personnel

We may be unable to accomplish one or more of these objectives, which could cause our business to suffer. In addition, accomplishing many of these efforts might be very expensive, which could adversely impact our operating results and financial condition.

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we are not able to predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Individual products and services, and carrier and OEM relationships, represent meaningful portions of our revenues and margins in any quarter.

In addition to other risk factors discussed in this section, factors that may contribute to the variability of our results include:

•	the number of new products and services released by us and our competitors;
•	the timing of release of new products and services by us and our competitors, particularly those that may represent a significant portion of revenues in a period;
•	the popularity of new products and services, and products and services released in prior periods;
•	changes in prominence of deck placement for our leading products and those of our competitors;
•	the expiration of existing content licenses;
•	the timing of charges related to impairments of goodwill, and intangible assets;
•	changes in pricing policies by us, our competitors or our carriers and other distributors;
•	changes in the mix of original and licensed content, which have varying gross margins;
•	changes in the mix of direct versus indirect advertising sales, which have varying margin profiles;
•	changes in the mix of CPI, CPP and CPA advertising sales, which have varying revenue profiles
•	the seasonality of our industry;
•	fluctuations in the size and rate of growth of overall consumer demand for mobile products and services and related content;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	our success in entering new geographic markets;
•	decisions by one or more of our partners and/or customers to terminate our business relationship(s);
•	foreign exchange fluctuations;
•	accounting rules governing recognition of revenue;
•	general economic, political and market conditions and trends;
•	the timing of compensation expense associated with equity compensation grants; and
•	decisions by us to incur additional expenses, such as increases in marketing or research and development.

As a result of these and other factors, including seasonality attributable to the holiday seasons, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Our failure to meet market expectations would likely result in decreases in the trading price of our common stock.

Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion, anti-dilution and other features of the notes.

We expect the notes will be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (or ASC 815) as an embedded derivative. For instance, the early conversion payment feature of the notes is accounted for under ASC 815 as an embedded derivative. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). Although we have not finalized our accounting treatment, we expect that we must bifurcate and account for the Early Conversion Payment feature of the notes as an embedded derivative in accordance with ASC 815. We expect to have to record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The derivative liability is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. There is no current observable market for this type of derivative and, as such, we determine the fair value of the embedded derivative using the binomial lattice model. The valuation model uses the stock price, conversion price, maturity date, risk-free interest rate, estimated stock volatility and estimated credit spread. Changes in the inputs for these valuation models may have a significant impact on the estimated fair value of the embedded derivative liabilities. For example, an increase in the Company’s stock price results in an increase in the estimated fair value of the embedded derivative liabilities. The embedded derivative liability may have, on a GAAP basis, a substantial effect on our balance sheet from quarter to quarter and it is difficult to predict the effect on our future GAAP financial results, since valuation of these embedded derivative liabilities are based on factors largely outside of our control and may have a negative impact on our earnings and balance sheet.

We also expect to have a material derivative liability recorded on our consolidated balance sheet as a result of the anti-dilution and other embedded derivative features in the warrants and/or the notes. Under applicable accounting rules, we may be required to “mark to market” this liability each reporting period and record changes in the fair value associated with this liability in our consolidated statement of operations. As such, when our stock price increases, the fair value of this liability would increase, and we recognize an expense associated with this change in fair value. Similarly, when our stock price decreases, the fair value of this liability decreases, and we recognize a gain associated with this change in fair value. As such, though there is no cash flow impact to us caused by the volatility of our stock price, applicable accounting rules have a direct impact on our reported profit or loss as per Generally Accepted Accounting Principles.

We have also not finalized the impact on our ability to use the treasury method to calculate diluted earnings per share as a result of the conversion option and warrant transactions. Our ability to use the treasury method may differ before and after shareholder approval of the issuance of the maximum shares in this offerings, assuming such approval is granted. We cannot be sure that the accounting standards will permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then our diluted earnings per share would be adversely affected.

We have not completed our analysis of other features of the notes and warrants and it is possible that the complex accounting rules applicable to these instruments may require us to record other material non-cash charges to earnings and/or non-cash derivative liabilities. These affects may significantly impact our reported results.

Placement of our products, or the failure of the market to accept our products, would likely adversely impact our revenues and thus our operating results and financial condition.

Wireless carriers provide a limited selection of products that are accessible to their subscribers through their mobile handsets. The inherent limitation on the volume of products available on the handset is a function of the screen size of handsets and carriers’ perceptions of the depth of menus and numbers of choices end users will generally utilize. If carriers choose to give our products less favorable placement or reduce our slot count on the phone, our products may be less successful than we anticipate, our revenues may decline and our business, operating results and financial condition may be materially harmed. In addition, if carriers or other participants in the market favor another competitor’s products over our products, or opt not to enable and implement our technology to unify operating systems, our future growth could suffer and our revenues could be negatively affected.

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our products and services or if we incur excessive expenses promoting and maintaining our brand or our products and services, our potential revenues could be limited, our costs could increase and our operating results and financial condition could be harmed.

We believe that establishing and maintaining our brand is critical to retaining and expanding our existing relationships with wireless carriers, OEMs, advertisers, content licensors, and mobile publishers as well as developing new relationships. Promotion of the Company’s brands will depend on our success in providing high-quality products and services. Similarly, recognition of our products and services by end users will depend on our ability to develop engaging products and quality services to maintain existing, and attracts new, business relationships and end users. However, our success will also depend, in part, on the services and efforts of third parties, over which we have little or no control. For instance, if our carriers fail to provide high levels of service, our end users’ ability to access our products and services may be interrupted, which may adversely affect our brand. If end users, branded content owners and carriers do not perceive our offerings as high-quality or if we introduce new products and services that are not favorably received by our end users and carriers, then we may be unsuccessful in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our products and services will be costly and will involve extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and some of our competitors already have substantially more brand name recognition and greater marketing resources than we do. If we fail to increase brand awareness and consumer recognition of our products and services, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

Our business is dependent on the continued growth in usage of smartphones, tablets and other mobile connected devices.

Our business depends on the continued proliferation of mobile connected devices, such as smartphones and tablets, which can connect to the Internet over a cellular, wireless or other network, as well as the increased consumption of content through those devices. Consumer usage of these mobile connected devices may be inhibited for a number of reasons, such as:

•	inadequate network infrastructure to support advanced features beyond just mobile web access;
•	users’ concerns about the security of these devices;
•	inconsistent quality of cellular or wireless connection;
•	unavailability of cost-effective, high-speed Internet service;
•	changes in network carrier pricing plans that charge device users based on the amount of data consumed; and
•	new technology which is not compatible with our products and offerings.

For any of these reasons, users of mobile connected devices may limit the amount of time they spend on these devices and the number of applications or amount of content they download on these devices. If user adoption of mobile connected devices and consumer consumption of content on those devices do not continue to grow, our total addressable market size may be significantly limited, which could compromise our ability to increase our revenue and our ability to become profitable.

If mobile connected devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent advertising from being delivered to their users, our ability to grow our business will be impaired.

A portion of our business model depends upon the continued demand for mobile advertising on connected devices, as well as the major operating systems that run on them and the thousands of applications that are downloaded onto them.

The design of mobile devices and operating systems is controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also affect the ability of users to download applications or access specified content on mobile devices.

In some cases, the parties that control the development of mobile connected devices and operating systems include companies that we regard as our competitors. For example, Google controls the Android™ platform operating system. If our mobile software platform were unable to work on this operating systems, either because of technological constraints or because the developer of this operating systems wishes to impair our ability to provide ads on the operating system, our ability to generate revenue could be significantly harmed.

If we fail to deliver our products and services ahead of the commercial launch of new mobile handset models, our sales may suffer.

Our business is dependent, in part, on the commercial sale of smartphone handsets. We do not control the timing of these handset launches. Some new handsets are sold by carriers with certain of our products and applications pre-loaded, and many end users who use our services do so after they purchase their new handsets to experience the new features of those handsets. Some of our products require handset manufacturers give us access to their handsets prior to commercial release. If one or more major handset manufacturers were to cease to provide us access to new handset models prior to commercial release, we might be unable to introduce compatible versions of our products and services for those handsets in coordination with their commercial release, and we might not be able to make compatible versions for a substantial period following their commercial release. If, because of launch delays, we miss the opportunity to sell products and services when new handsets are shipped or our end users upgrade to a new handset, or if we miss the key holiday selling period, either because the introduction of a new handset is delayed or we do not deploy our products and services in time for seasonal increases in handset sales, our revenues would likely decline and our business, operating results and financial condition would likely suffer.

We may be unable to develop and introduce in a timely way new products or services, and our products and services may have defects, which could harm our brand.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our products or services is introduced with defects, errors or failures, we could experience decreased sales, loss of end users, damage to our carrier relationships and damage to our reputation and brand. Our attractiveness to branded content licensors might also be reduced. In addition, new products and services may not achieve sufficient market acceptance to offset the costs of development, particularly when the introduction of a product or service is substantially later than a planned “day-and-date” launch, which could materially harm our business, operating results and financial condition.

If we fail to maintain and enhance our capabilities for our offerings to a broad array of mobile operating systems, our attractiveness to wireless carriers, application developers and branded content owners will be impaired, and our sales could suffer.

Changes to our design and development processes to address new features or functions of mobile operating systems or networks might cause inefficiencies that might result in more labor-intensive software integration processes. In addition, we anticipate that in the future we will be required to update existing and new products and applications to a broader array of mobile operating systems. If we utilize more labor intensive processes, our margins could be significantly reduced and it might take us longer to integrate our products and applications to additional mobile operating systems. This, in turn, could harm our business, operating results and financial condition.

A majority of our revenues are currently being derived from a limited number of wireless carriers, advertisers and application developers; if any one of these customers were to terminate or curtail their relationships with us or if they were unable to fulfill their payment obligations, our financial condition and results of operations would suffer.

If any of our primary customers were to terminate, or curtail, their commercial relationship with us or if they are unable to fulfill their payment obligations to us under our agreements with them, our revenues could decline significantly and our financial condition will be harmed.

We may be subject to legal liability associated with providing mobile and online services or content.

We provide a variety of products and services that enable carriers, content providers and users to engage in various mobile and online activities both domestically and internationally. The law relating to the liability of providers of these mobile and online services and products for such activities is still unsettled and constantly evolving in the U.S. and internationally. Claims have been threatened and have been brought against us in the past for breaches of contract, copyright or trademark infringement, tort or other theories based on the provision of these products and services. In addition, we are and have been and may again in the future be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions. We also arrange for the distribution of third-party advertisements to third-party publishers and advertising networks, and we offer third-party products, services, or content. We may be subject to claims concerning these products, services, or content by virtue of our involvement in marketing, branding, broadcasting, or providing access to them, even if we do not ourselves host, operate, provide, own, or license these products, services, or content. While we routinely insert indemnification provisions into our contracts with these parties, such indemnities to us, when obtainable, may not cover all damages and losses suffered by us and our customers from covered products and services. In addition, recorded reserves and/or insurance coverage may be exceeded by unexpected results from such claims which directly impacts profits. Defending such actions could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner.

Our business is dependent on our ability to maintain and scale our infrastructure, including our employees and third parties; and any significant disruption in our service could damage our reputation, result in a potential loss of customers and adversely affect our financial results.

Our reputation and ability to attract, retain, and serve customers is dependent upon the reliable performance of our products and services and the underlying infrastructure, both internal and from third party providers. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. If our products and services are unavailable, or if they do not load as quickly as expected, customers may not use our products as often in the future, or at all. As our customer base is anticipated to continue to grow, we will need an increasing amount of infrastructure, including network capacity, to continue to satisfy the needs of our customers. It is possible that we may fail to effectively scale and grow our infrastructure to accommodate these increased demands. In addition, our business may be subject to interruptions, delays, or failures resulting from earthquakes, adverse weather conditions, other natural disasters, power loss, terrorism, ineffective business execution or other catastrophic events.

A substantial portion of our network infrastructure is provided by third parties. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

Our products, services and systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our products, services and systems rely on software, including software developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, our products, services and systems depend on the ability of such software to transfer, store, retrieve, process, and manage large amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for customers and marketers who use our products, delay product introductions or enhancements, result in measurement or billing errors, or compromise our ability to protect the data of our users and/or our intellectual property. Any errors, bugs, or defects discovered in the software on which we rely could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

We plan to continue to review opportunities and possibly make acquisitions, which could require significant management attention, disrupt our business, result in dilution to our stockholders, and adversely affect our financial condition and results of operations.

As part of our business strategy, we have made and intend to continue to review opportunities and possibly make acquisitions to add specialized employees and complementary companies, products, technologies or distribution channels. In some cases, these acquisitions may be substantial and our ability to acquire and integrate such companies in a successful manner is unproven.

Any acquisitions we announce could be viewed negatively by mobile network operators, users, marketers, developers, or investors. In addition, we may not successfully evaluate, integrate, or utilize the products, technology, operations, or personnel we acquire. The integration of acquisitions may require significant time and resources, and we may not manage these integrations successfully. In addition, we may discover liabilities or deficiencies that we did not identify in advance associated with the companies or assets we acquire. The effectiveness of our due diligence with respect to acquisitions, and our ability to evaluate the results of such due diligence, is dependent upon the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives. We may also fail to accurately forecast the financial impact of an acquisition transaction, including accounting charges. In the future, we may not be able to find suitable acquisition candidates, and we may not be able to complete acquisitions on favorable terms, if at all.

We may also incur substantial costs in making acquisitions. We may pay substantial amounts of cash or incur debt to pay for acquisitions, which could adversely affect our liquidity. The incurrence of indebtedness would also result in increased fixed obligations, interest expense, and could also include covenants or other restrictions that would impede our ability to manage our operations. Additionally, we may issue equity securities to pay for acquisitions or to retain the employees of the acquired company, which could increase our expenses, adversely affect our financial results, and result in dilution to our stockholders. In addition, acquisitions may result in our recording of substantial goodwill and amortizable intangible assets on our balance sheet upon closing, which could adversely affect our future financial results and financial condition. These factors related to acquisitions may require significant management attention, disrupt our business, result in dilution to our stockholders, and adversely affect our financial results and financial condition.

The Company’s business is highly dependent on decisions and developments in the mobile device industry over which the Company has no control.

The Company’s ability to maintain and grow its business will be impaired if mobile connected devices, their operating systems or content distribution channels, including those controlled by the primary competitors of the Company, develop in ways that prevent the Company’s advertising from being delivered to their users.

The Company’s business model will depend upon the continued compatibility of its mobile advertising platform with most mobile connected devices, as well as the major operating systems that run on them and the thousands of apps that are downloaded onto them.

The design of mobile devices and operating systems is controlled by third parties. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers, such as Verizon, AT&T, Sprint, as well as other domestic and global operators, as well as OEMs, such as Samsung, may also affect the ability of users to download apps or access specified content on mobile devices. The Company also has some relationships with various other mobile carriers with relationships that are specific and subject to contractual performance which may not be achieved.

In some cases, the parties that control the development of mobile connected devices and operating systems include companies that the Company would regard as its most significant competitors. For example, Apple controls two of the most popular mobile devices, the iPhone® and the iPad®, as well as the iOS operating system that runs on them. Apple also controls the App Store for downloading apps that run on Apple® mobile devices. Similarly, Google controls the Google Play and Android™ platform operating system. If the Company’s mobile advertising platform were unable to work on these devices or operating systems, either because of technological constraints or because a maker of these devices or developer of these operating systems wished to impair the Company’s ability to provide ads on them or its ability to fulfill advertising space, or inventory, from developers whose apps are distributed through their controlled channels, the Company’s ability to maintain and grow its business will be impaired.

The Company’s business may depend in part on its ability to collect and use location-based information about mobile connected device users.

The Company’s business model will depend in part upon its ability to collect data about the location of mobile connected device users when they are interacting with their devices, and then to use that information to provide effective targeted advertising on behalf of its advertising clients. The Company’s ability to either collect or use location-based data could be restricted by a number of factors, including new laws or regulations, technology or consumer choice. Limitations on its ability to either collect or use location data could impact the effectiveness of the Company’s platform and its ability to target ads.

The Company does not have long-term agreements with its advertiser clients, and it may be unable to retain key clients, attract new clients or replace departing clients with clients that can provide comparable revenue to the Company.

The Company’s success will depend on its ability to maintain and expand its current advertiser client relationships and to develop new relationships. The Company’s contracts with its advertiser clients does not generally include long-term obligations requiring them to purchase the Company’s services and are cancelable upon short or no notice and without penalty. As a result, the Company may have limited visibility as to its future advertising revenue streams. The Company will not be able to provide assurance that its advertiser clients will continue to use its services or that it will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. If a major advertising client representing a significant portion of the Company’s business decides to materially reduce its use of the Company’s platform or to cease using the Company’s platform altogether, it is possible that the Company may not have a sufficient supply of ads to fill its developers’ advertising inventory, in which case the Company’s revenue could be significantly reduced. Revenue derived from performance advertisers in particular is subject to fluctuation and competitive pressures. Such advertisers, which seek to drive app downloads, are less consistent with respect to their spending volume, and may decide to substantially increase or decrease their use of the Company’s platform based on seasonality or popularity of a particular app.

Advertisers in general may shift their business to a competitor’s platform because of new or more compelling offerings, strategic relationships, technological developments, pricing and other financial considerations, or a variety of other reasons. Any non-renewal, renegotiation, cancellation or deferral of large advertising contracts, or a number of contracts that in the aggregate account for a significant amount of revenue, could cause an immediate and significant decline in the Company’s revenue and harm its business.

The Company’s business practices with respect to data could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection.

In the course of providing its services, the Company will transmit and store information related to mobile devices and the ads it places, which may include a device’s geographic location for the purpose of delivering targeted location-based ads to the user of the device, with that user’s consent. Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that the Company will collect across its mobile advertising platform. The Company will strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data protection. However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or its practices. Any failure, or perceived failure, by it to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy, data security, or consumer protection, could result in proceedings or actions against the Company by governmental entities or others. Any such proceedings could hurt the Company’s reputation, force it to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, adversely affect the demand for its services and ultimately result in the imposition of monetary liability. The Company may also be contractually liable to indemnify and hold harmless its clients from the costs or consequences of inadvertent or unauthorized disclosure of data that it stores or handles as part of providing its services.

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular. For example, in early 2012, the State of California entered into an agreement with several major mobile application platforms under which the platforms have agreed to require mobile applications to meet specified standards to ensure consumer privacy. Subsequently, in January 2013, the State of California released a series of recommendations for privacy best practices for the mobile industry. In January 2014, a California law also became effective amending the required disclosures for online privacy policies. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect the Company’s business, particularly with regard to location-based services, collection or use of data to target ads, and communication with consumers via mobile devices.

The U.S. government, including the Federal Trade Commission, or FTC, and the Department of Commerce, is focused on the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. In December 2012, the FTC adopted revisions to the Children’s Online Privacy Protection Act, or COPPA, that went into effect on July 1, 2013. COPPA imposes a number of obligations on operators of websites and online services including mobile applications, such as obtaining parental consent, if the operator collects specified information from users and either the site or service is directed to children under 13 years old or the site or service knows that a specific user is a child under 13 years old. The changes broaden the applicability of COPPA, including the types of information that are subject to these regulations, and may apply to information that the Company will collect through mobile devices or apps that, prior to the adoption of these new regulations, was not subject to COPPA. These revisions will impose new compliance burdens on the Company. In February 2013, the FTC issued a staff report containing recommendations for best practices with respect to consumer privacy for the mobile industry. To the extent that the Company or its clients choose to adopt these recommendations, or other regulatory or industry requirements become applicable to the Company, it may have greater compliance burdens.

As the Company expands its operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on its business. In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in variation of privacy standards from country to country. Complying with any new regulatory requirements could force it to incur substantial costs or require us to change its business practices in a manner that could compromise its ability to effectively pursue its growth strategy.

The Company’s business may involve the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.

The Company may at times collect, store and transmit information of, or on behalf of, its clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. The Company intends to take reasonable steps to protect the security, integrity and confidentiality of the information it collects and stores, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite the Company’s efforts to protect this information. If such unauthorized disclosure or access does occur, the Company may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. The Company may also be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information may result in the termination of one or more of its commercial relationships or a reduction in client confidence and usage of its services. The Company may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage its reputation among its current and potential clients, require significant expenditures of capital and other resources and cause it to lose business and revenue.

Changes to current accounting principles could have a significant effect on the Company’s reported financial results or the way in which it conducts its business.

We prepare our financial statements in conformity with U.S. GAAP, which are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various other authorities formed to interpret, recommend, and announce appropriate accounting principles, policies, and practices. A change in these principles could have a significant effect on our reported financial results and related financial disclosures, and may even retroactively affect the accounting for previously reported transactions. Our accounting policies that recently have been or may in the future be affected by changes in the accounting principles are as follows:

•	business consolidation;
•	revenue recognition;
•	leases;
•	stock-based compensation;
•	disclosure of uncertainties about an entity’s ability to continue as a going concern; and
•	accounting for goodwill and other intangible assets.

Changes in these or other rules may have a significant adverse effect on our reported financial results, disclosures, or in the way in which we conduct our business. See the discussion in “Summary of Significant Accounting Policies” set forth in Note 4 to our consolidated financial statements under Item 8 of our Annual Report on Form 10-K/A for the year ended March 31, 2016, for additional information about our accounting policies and estimates and associated risks.

System failures could significantly disrupt the Company’s operations and cause it to lose advertiser clients or advertising inventory.

The Company’s success will depend on the continuing and uninterrupted performance of its own internal systems, which the Company will utilize to place ads, monitor the performance of advertising campaigns and manage its inventory of advertising space. Its revenue will depend on the technological ability of its platforms to deliver ads. Sustained or repeated system failures that interrupt its ability to provide services to clients, including technological failures affecting its ability to deliver ads quickly and accurately and to process mobile device users’ responses to ads, could significantly reduce the attractiveness of its services to advertisers and reduce its revenue. The combined systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps the Company takes to increase the reliability and redundancy of its systems may be expensive and may not ultimately be successful in preventing system failures.

System security risks, data protection breaches, cyber attacks and systems integration issues could disrupt our internal operations or information technology services provided to customers, and any such disruption could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price.

Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third-parties, create system disruptions or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including ‘‘bugs’’ and other problems that could unexpectedly interfere with the operation of the system. The costs to us to eliminate or alleviate cyber or other security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales or other critical functions. We manage and store various proprietary information and sensitive or confidential data relating to our business. Breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about us, our clients or customers, including the potential loss or disclosure of such information or data as a result of fraud, trickery or other forms of deception, could expose us, our customers or the individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our brand and reputation or otherwise harm our business. In addition, the cost and operational consequences of implementing further data protection measures could be significant. Portions of our IT infrastructure also may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time-consuming, disruptive and resource intensive. Such disruptions could adversely impact our ability to provide services and interrupt other processes. Delayed sales, lower margins, increased cost, or lost customers resulting from these disruptions could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price.

If our goodwill or amortizable intangible assets become impaired, we may be required to record a significant charge to earnings.

We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. We test goodwill for impairment at least annually or sooner if an indicator of impairment is present. If such goodwill or intangible assets are deemed impaired, an impairment loss would be recognized. We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, which would negatively affect our results of operations.

Advertising and Content Risks

Our revenues may fluctuate significantly based on mobile device sell-through, over which we have no control.

A significant portion of our revenue is impacted by the level of sell-through of mobile devices on which our software is installed. Demand for mobile devices sold by carriers varies materially by device, and if our software is installed on devices for which demand is lower than our expectations – a factor over which we have no control as we do not market mobile devices – our revenues will be impacted negatively, and this impact may be significant. As our software is deployed on a diversified universe of devices, this risk will be mitigated, as the relative performance of one device over another device will have less impact on us, but until we achieve diversification in our device installations, we will continue to be subject to revenue fluctuations based on device sell-through, and such fluctuations can be material. Further, it is difficult to predict the level of demand for a particular device, making our revenue projections correspondingly difficult. These issues can be ameliorated as we gain more significant carrier relationships and conversely these issues can be exacerbated with, as presently, a limited number of such relationships.

Our revenues may fluctuate significantly based on level of advertiser spend, over which we have no control, and ability to sign up publishers for our Advertising business.

A significant portion of our revenue is impacted by the level of advertising spend and our ability to sign up publishers for our advertising business. If we are unable to sign up and retain publishers and advertising spend is lower than our expectations – a factor over which we have no control as we do not determine our customers' advertising budgets – our revenues will be impacted negatively, and this impact may be significant.

Activities of the Company’s advertiser clients could damage the Company’s reputation or give rise to legal claims against it.

The Company’s advertiser clients’ promotion of their products and services may not comply with federal, state and local laws, including, but not limited to, laws and regulations relating to mobile communications. Failure of its clients to comply with federal, state or local laws or its policies could damage its reputation and expose it to liability under these laws. The Company may also be liable to third parties for content in the ads it delivers if the artwork, text or other content involved violates copyrights, trademarks or other intellectual property rights of third parties or if the content is defamatory, unfair and deceptive, or otherwise in violation of applicable laws. Although the Company will generally receive assurance from its advertisers that their ads are lawful and that they have the right to use any copyrights, trademarks or other intellectual property included in an ad, and although it will normally be indemnified by the advertisers, a third party or regulatory authority may still file a claim against the Company. Any such claims could be costly and time-consuming to defend and could also hurt the Company’s reputation. Further, if it is exposed to legal liability as a result of the activities of its advertiser clients, the Company could be required to pay substantial fines or penalties, redesign its business methods, discontinue some of its services or otherwise expend significant resources.

Loss or reduction of business from the Company’s large advertiser clients could have a significant impact on the Company’s revenues, results of operations and overall financial condition.

From time to time, a limited number of the Company’s advertiser clients will be expected to account for a significant share of its advertising revenue. This customer concentration increases the risk of quarterly fluctuations in the Company’s revenues and operating results. The Company’s advertiser clients may reduce or terminate their business with it at any time for any reason, including changes in their financial condition or other business circumstances. If a large advertising client representing a substantial portion of its business decided to materially reduce or discontinue its use of its platform, it could cause an immediate and significant decline in its revenue and negatively affect its results of operations and financial condition.

The Company’s customer concentration also increases the concentration of its accounts receivable and its exposure to payment defaults by key customers. The Company will generate significant accounts receivable for the services that it provides to its key advertiser clients, which could expose it to substantial and potentially unrecoverable costs if it does not receive payment from them.

Mobile applications and advertising are relatively new, as are our products are evolving and growth in revenues from those areas is uncertain and changes in the industry may negatively affect our revenue and financial results.

While we anticipate that mobile usage will continue to be the primary driver of revenues related to applications and advertising for the foreseeable future, there could be changes in the industry of mobile carriers and OEM’s that could have a negative impact on these growth prospects for our business and our financial performance. Additionally, advertising CPI (Cost per Install) revenue realized could be negatively impacted by end user application “open-rates”. The open-rates realized on advertising campaigns in the marketplace today could vary compared to the open-rates realized for applications distributed via our products. Reduced open-rates could have a negative impact on the success of our products and our potential revenues earned from CPI. Mobile advertising market remains a new and evolving market and if we are unable to grow revenues or successfully monetize our customer and potential customer relationships, or if we incur excessive expenses in these efforts, our financial performance and ability to grow revenue would be negatively affected.

Our growth and monetization on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control as we are largely an Android-based technology provider.

There is no guarantee that mobile carriers and devices will use our products and services rather than competing products. We are dependent on the interoperability of our products and services with popular mobile operating systems that we do not control, such as Android and any changes in such systems and terms of service that degrade our products’ functionality, reduce or eliminate our ability to distribute applications, give preferential treatment to competitive products, limit our ability to target or measure the effectiveness of applications, or impose fees or other charges related to our delivery of applications could adversely affect our monetization on mobile devices. Currently, our product offerings are primarily compatible with Android only, and would require developmental modifications to support other operating platforms. Additionally, in order to deliver high quality user experience, it is important that our products and services work well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. In the event that our relationships with network operators, mobile operating systems or other business partners deteriorate, our growth and monetization could be adversely affected and our business could be harmed.

We currently rely on wireless carriers and OEMs to distribute some of our products and services and thus to generate some of our revenues. The loss of or a change in any of these significant carrier relationships could cause us to lose access to their subscribers and thus materially reduce our revenues.

The future success of our business is highly dependent upon maintaining successful relationships with the wireless carriers and OEMs with which we currently work and establishing new carrier and OEM relationships in geographies where we have not yet established a significant presence. A significant portion of our revenue is derived from a very limited number of carriers. We expect that we will continue to generate a substantial portion of our revenues going forward through relationships with a limited number of carriers and publishers for the foreseeable future. Our failure to maintain our relationships with these carriers, establish relationships with new carriers and publishers, or a loss or change of terms would materially reduce our revenues and thus harm our business, operating results and financial condition.

We have both exclusive and non-exclusive carrier and OEM agreements. Historically, our carrier and OEM agreements have had terms of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party, but going forward, terms in carrier and OEM agreements may vary. In addition, some carrier and OEM agreements provide that the parties can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers and OEMs to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property. In addition, with regard to our Content products many of our agreements allow the carrier to set the retail price without adjustment to the negotiated revenue split. If one of these carriers sets the retail price below historic pricing models, or rejects the content we provide, the total revenues received from these carriers will be significantly reduced.

Many other factors outside our control could impair our ability to generate revenues through a given carrier or OEM, including the following:

•	the carrier or OEM's preference for our competitors’ products and services rather than ours;
•	the carrier or OEM's decision not to include or highlight our products and services on the deck of its mobile handsets;
•	the carrier or OEM's decision to discontinue the sale of some or all of products and services;
•	the carrier’s decision to offer similar products and services to its subscribers without charge or at reduced prices;
•	the carrier or OEM's decision to require market development funds from publishers;
•	the carrier or OEM's decision to restrict or alter subscription or other terms for downloading our products and services;
•	a failure of the carrier or OEM's merchandising, provisioning or billing systems;
•	the carrier or OEM's decision to offer its own competing products and services;
•	the carrier or OEM's decision to transition to different platforms and revenue models; and
•	consolidation among carriers or OEMs.

If any of our carriers or OEMs decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

We currently rely on mobile web and mobile application publishers to distribute our advertising services and thus to generate some of our revenues. The loss of or a change in any of these significant publisher relationships could cause us to materially reduce our revenues.

The future success of our business is highly dependent upon maintaining successful publisher relationships and establishing new publisher relationships in geographies where we have not yet established a significant presence. We expect that we will continue to generate a substantial portion of our revenues going forward through relationships with our publisher base for the foreseeable future. Our failure to maintain our relationships with these publishers, establish relationships with new publishers, or a loss or change of terms would materially reduce our revenues and thus harm our business, operating results and financial condition.

Failure to renew our existing brand and Content licenses on favorable terms or at all and to obtain additional licenses would impair our ability to introduce new products and services or to continue to offer our products and services based on third-party content.

Content revenues are derived from our products and services based on or incorporating brands or other intellectual property licensed from third parties. Any of our licensors could decide not to renew our existing license or not to license additional intellectual property and instead license to our competitors or develop and publish its own products or other applications, competing with us in the marketplace. Several of these licensors already provide intellectual property for other platforms, and may have significant experience and development resources available to them should they decide to compete with us rather than license to us.

We have both exclusive and non-exclusive licenses and licenses that are both global and licenses that are limited to specific geographies. Our licenses generally have terms that range from two to five years. We may be unable to renew these licenses or to renew them on terms favorable to us, and we may be unable to secure alternatives in a timely manner. Failure to maintain or renew our existing licenses or to obtain additional licenses would impair our ability to introduce new products and services or to continue to offer our current products or services, which would materially harm our business, operating results and financial condition. Some of our existing licenses impose, and licenses that we obtain in the future might impose, development, distribution and marketing obligations on us. If we breach our obligations, our licensors might have the right to terminate our licenses, and such termination would harm our business, operating results and financial condition.

Even if we are successful in gaining new licenses or extending existing licenses, we may fail to anticipate the entertainment, shopping or mobile preferences of our end users when making choices about which brands or other content to license. If the entertainment, shopping or mobile preferences of end users shift to content or brands owned or developed by companies with which we do not have relationships, we may be unable to establish and maintain successful relationships with these developers and owners, which would materially harm our business, operating results and financial condition. In addition, some rights are licensed from licensors that have or may develop financial difficulties, and may enter into bankruptcy protection under U.S. federal law or the laws of other countries. If any of our licensors files for bankruptcy, our licenses might be impaired or voided, which could materially harm our business, operating results and financial condition.

The mobile advertising business is an intensely competitive industry, and we may not be able to compete successfully.

The mobile advertising market is highly competitive, with numerous companies providing mobile advertising services. The Company’s mobile advertising platform will compete primarily with Facebook, Twitter, and Google, all of which are significantly larger than us and have far more capital to invest in their mobile advertising businesses. The Company will also compete with in-house solutions used by companies who choose to coordinate mobile advertising across their own properties, such as Yahoo!, Pandora, and other independent publishers. They, or other companies that offer competing mobile advertising solutions, may establish or strengthen cooperative relationships with their mobile operator partners, application developers or other parties, thereby limiting the Company’s ability to promote its services and generate revenue. Competitors could also seek to gain market share from us by reducing the prices they charge to advertisers or by introducing new technology tools for developers. Moreover, increased competition for mobile advertising space from developers could result in an increase in the portion of advertiser revenue that we must pay to developers to acquire that advertising space. The Company’s business will suffer to the extent that its developers and advertisers purchase and sell mobile advertising directly from each other or through other companies that are able to become intermediaries between developers and advertisers. For example, companies may have substantial existing platforms for developers who had previously not heavily used those platforms for mobile advertising campaigns. These companies could compete with us to the extent they expand into mobile advertising. Other companies, such as large application developers with a substantial mobile advertising business, may decide to directly monetize some or all of their advertising space without utilizing the Company’s services. Other companies that offer analytics, mediation, exchange or other third party services may also become intermediaries between mobile advertisers and developers and thereby compete with us. Any of these developments would make it more difficult for the Company to sell its services and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share.

The mobile advertising market may develop more slowly than expected, which could harm the business of the Company.

Advertisers have historically spent a smaller portion of their advertising budgets on mobile media as compared to traditional advertising methods, such as television, newspapers, radio and billboards, or online advertising over the internet, such as placing banner ads on websites. Future demand and market acceptance for mobile advertising is uncertain. Many advertisers still have limited experience with mobile advertising and may continue to devote larger portions of their advertising budgets to more traditional offline or online personal computer-based advertising, instead of shifting additional advertising resources to mobile advertising. If the market for mobile advertising deteriorates, or develops more slowly than we expect, the Company may not be able to increase its revenue.

The Company does not control the mobile networks over which it provides its advertising services.

The Company’s mobile advertising platform are dependent on the reliability of network operators and carriers who maintain sophisticated and complex mobile networks, as well as its ability to deliver ads on those networks at prices that enable it to realize a profit. Mobile networks have been subject to rapid growth and technological change, particularly in recent years. The Company does not control these networks.

Mobile networks could fail for a variety of reasons, including new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using the network, a general failure from natural disaster or a political or regulatory shut-down. Individuals and groups who develop and deploy viruses, worms and other malicious software programs could also attack mobile networks and the devices that run on those networks. Any actual or perceived security threat to mobile devices or any mobile network could lead existing and potential device users to reduce or refrain from mobile usage or reduce or refrain from responding to the services offered by the Company’s advertising clients. If the network of a mobile operator should fail for any reason, the Company would not be able to effectively provide its services to its clients through that mobile network. This, in turn, could hurt the Company’s reputation and cause it to lose significant revenue.

Mobile carriers may also increase restrictions on the amounts or types of data that can be transmitted over their networks. The Company anticipates generating different amounts of revenue from its advertiser clients based on the kinds of ads the Company delivers, such as display ads, rich media ads or video ads. In most cases, the Company will be paid by advertisers on a cost-per-install basis, when a user downloads an advertised app. In other cases, the Company will be paid on a cost-per-thousand basis depending on the number of ads shown, or on a cost-per-click, or cost-per-action, basis depending on the actions taken by the mobile device user. Different types of ads consume differing amounts of bandwidth and network capacity. If a network carrier were to restrict the amounts of data that can be delivered on that carrier’s network, or otherwise control the kinds of content that may be downloaded to a device that operates on the network, it could negatively affect the Company’s pricing practices and inhibit its ability to deliver targeted advertising to that carrier’s users, both of which could impair the Company’s ability to generate revenue. Mobile connected device users may choose not to allow advertising on their devices.

The success of the Company’s advertising business model will depend on its ability to deliver targeted, highly relevant ads to consumers on their mobile connected devices. Targeted advertising is done primarily through analysis of data, much of which is collected on the basis of user-provided permissions. This data might include a device’s location or data collected when device users view an ad or video or when they click on or otherwise engage with an ad. Users may elect not to allow data sharing for targeted advertising for a number of reasons, such as privacy concerns, or pricing mechanisms that may charge the user based upon the amount or types of data consumed on the device.  Users may also elect to opt out of receiving targeted advertising from Company’s platform. In addition, the designers of mobile device operating systems are increasingly promoting features that allow device users to disable some of the functionality, which may impair or disable the delivery of ads on their devices, and device manufacturers may include these features as part of their standard device specifications. Although we are not aware of any such products that are widely used in the market today, as has occurred in the online advertising industry, companies may develop products that enable users to prevent ads from appearing on their mobile device screens. If any of these developments were to occur, the Company’s ability to deliver effective advertising campaigns on behalf of its advertiser clients would suffer, which could hurt its ability to generate revenue and become profitable.

The Company may not be able to enhance its mobile advertising platform to keep pace with technological and market developments.

The market for mobile advertising services is characterized by rapid technological change, evolving industry standards and frequent new service introductions. To keep pace with technological developments, satisfy increasing advertiser and developer requirements, maintain the attractiveness and competitiveness of the Company’s mobile advertising solutions and ensure compatibility with evolving industry standards and protocols, the Company will need to regularly enhance its current services and to develop and introduce new services on a timely basis. We have invested significant resources in building and developing real-time bidding, or RTB, infrastructure to provide access to large amounts of advertising inventory and publishers. If the Company’s RTB platform is not attractive to its customers or is not able to compete with alterative mobile advertising solutions, the Company will not have access to as much advertising inventory and may experience increased pressure on margins.

In addition, advances in technology that allow developers to generate revenue from their apps without assistance from the Company could harm its relationships with developers and diminish its available advertising inventory within their apps. Similarly, technological developments that allow third parties to better mediate the delivery of ads between advertisers and developers by introducing an intermediate layer between the Company and its developers could impair its relationships with those developers. The Company’s inability, for technological, business or other reasons, to enhance, develop, introduce and deliver compelling mobile advertising services in response to changing market conditions and technologies or evolving expectations of advertisers or mobile device users could hurt its ability to grow its business and could result in its mobile advertising platform becoming obsolete.

The Company will depend on publishers, developers and distribution partners for mobile advertising space to deliver its advertiser clients’ advertising campaigns, and any decline in the supply of advertising inventory could hurt its business.

The Company will depend on publishers, developers and distribution partners to provide it with space within their applications, which we refer to as “advertising inventory,” on which the Company will deliver ads. We anticipate that a significant portion of the Company’s revenue will derive from the advertising inventory provided by a limited number of publishers, developers and distribution partners. The Company will have minimum or fixed commitments for advertising inventory with some but not all of its publishers, developers and distribution partners, including certain wireless carriers in the United States and internationally. The Company intends to expand the number of publishers, developers and distribution partners subject to minimum or fixed arrangements. Outside of those relationships however, the publishers, developers and distribution partners that will sell their advertising inventory to the Company are not required to provide any minimum amounts of advertising space to the Company, nor are they contractually bound to provide the Company with a consistent supply of advertising inventory. Such publishers, developers and distribution partners can change the amount of inventory they make available to the Company at any time. They may also change the price at which they offer inventory to the Company, or they may elect to make advertising space available to its competitors who offer ads to them on more favorable economic terms. In addition, publishers, developers and distribution partners may place significant restrictions on the Company’s use of their advertising inventory. These restrictions may prohibit ads from specific advertisers or specific industries, or they could restrict the use of specified creative content or format. They may also use a fee-based or subscription-based business model to generate   revenue from their content, in lieu of or to reduce their reliance on ads.

If publishers, developers and distribution partners decide not to make advertising inventory available to the Company for any of these reasons, decide to increase the price of inventory, or place significant restrictions on the Company’s use of their advertising space, the Company may not be able to replace this with inventory from others that satisfy the Company’s requirements in a timely and cost-effective manner. If this happens, the Company’s revenue could decline or its cost of acquiring inventory could increase.

The Company’s advertising business depends on its ability to collect and use data to deliver ads, and any limitation on the collection and use of this data could significantly diminish the value of the Company’s services and cause it to lose clients and revenue.

When the Company delivers an ad to a mobile device, it will often be able to collect anonymous information about the placement of the ad and the interaction of the mobile device user with the ad, such as whether the user visited a landing page or installed an application. As the Company collects and aggregates this data provided by billions of ad impressions, it intends to analyze it in order to optimize the placement and scheduling of ads across the advertising inventory provided to it by developers. For example, the Company may use the collected information to limit the number of times a specific ad is presented to the same mobile device, to provide an ad to only certain types of mobile devices, or to provide a report to an advertiser client on the number of its ads that were clicked.

Although the data the Company will collect is not personally identifiable information, its clients might decide not to allow it to collect some or all of this data or might limit its use of this data. For example, application developers may not agree to provide the Company with the data generated by interactions with the content on their applications, or device users may not consent to having information about their device usage provided to the developer. Any limitation on the Company’s ability to collect data about user behavior and interaction with mobile device content could make it more difficult for the Company to deliver effective mobile advertising programs that meet the demands of its advertiser clients.

Although the Company’s contracts with advertisers will generally permit it to aggregate data from advertising campaigns, these clients might nonetheless request that the Company discontinue using data obtained from their campaigns that have already been aggregated with other clients’ campaign data. It would be difficult, if not impossible, to comply with these requests, and responding to these kinds of requests could also cause the Company to spend significant amounts of resources. Interruptions, failures or defects in its data collection, mining, analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding the collection of data, could also limit its ability to aggregate and analyze mobile device user data from its clients’ advertising campaigns. If that happens, the Company may not be able to optimize the placement of advertising for the benefit of its advertiser clients, which could make its services less valuable, and, as a result, it may lose clients and its revenue may decline.

If the Company fails to detect click fraud or other invalid clicks on ads, it could lose the confidence of its advertiser clients, which would cause its business to suffer.

The Company’s business will rely on delivering positive results to its advertiser clients. The Company will be exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. Because of their smaller sizes as compared to personal computers, mobile device usage could result in a higher rate of accidental or otherwise inadvertent clicks by a user. Invalid clicks could also result from click fraud, where a mobile device user intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others, and the Company is unable to detect and prevent it, the affected advertisers may experience or perceive a reduced return on their investment. High levels of invalid click activity could lead to dissatisfaction with its advertising services, refusals to pay, refund demands or withdrawal of future business. Any of these occurrences could damage the Company’s brand and lead to a loss of advertisers and revenue.

The Company’s business depends on its ability to maintain the quality of its advertiser and developer content.

The Company must be able to ensure that its clients’ ads are not placed in developer content that is unlawful or inappropriate. Likewise, its developers will rely upon the Company not to place ads in their apps that are unlawful or inappropriate. If the Company is unable to ensure that the quality of its advertiser and developer content does not decline as the number of advertisers and developers it works with continues to grow, then the Company’s reputation and business may suffer.

Risks Related to Our Market

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

The distribution of applications, mobile advertising, development, distribution and sale of mobile products and services is a highly competitive business. We compete for end users primarily on the basis of positioning, brand, quality and price. We compete for wireless carriers placement based on these factors, as well as historical performance, technical know-how, perception of sales potential and relationships with licensors of brands and other intellectual property. We compete for content and brand licensors based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with carriers. We compete for platform deployment contracts amongst other mobile platform companies. We also compete for experienced and talented employees.

Our primary competition for application and content distribution comes from the traditional application store businesses of Apple and Google, existing operator solutions built internally, as well as companies providing app install products and services as offered by Facebook, Twitter, Yahoo!, Pandora and other ad networks such as RocketFuel. These companies can be both customers and publishers for Digital Turbines products, as well as competitors in certain cases.  For the Discover product, there is some competition in the space by EverythingMe, Quixey, and Aviate, but our main competitors are OEM launchers and Android launchers. With Ignite, we see some smaller competitors, such as IronSource, Wild Tangent, and Sweet Labs, but the more material competition is internally developed operator solutions and specific mobile application management solutions built in-house by OEMs and Wireless Operators. Some of our existing wireless operators could make a strategic decision to develop their own solutions rather than continue to use our Discover and Ignite products.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

•	significantly greater revenues and financial resources;
•	stronger brand and consumer recognition regionally or worldwide;
•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
•	more substantial intellectual property of their own from which they can develop products and services without having to pay royalties;
•	pre-existing relationships with brand owners or carriers that afford them access to intellectual property while blocking the access of competitors to that same intellectual property;
•	greater resources to make acquisitions;
•	lower labor and development costs; and
•	broader global distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline (or, in DT’s case, inhibit generation of sales), our margins could decline and we could lose market share (or in DT’s case, fail to penetrate the market), any of which would materially harm our business, operating results and financial condition.

End user tastes are continually changing and are often unpredictable; if we fail to develop and publish new products and services that achieve market acceptance, our sales would suffer.

Our business depends on developing and publishing new products and services that wireless carriers distribute and end users buy. We must continue to invest significant resources in licensing efforts, research and development, marketing, and regional expansion to enhance our offering of new products and services, and we must make decisions about these matters well in advance of product release in order to implement them in a timely manner. Our success depends, in part, on unpredictable and volatile factors beyond our control, including end-user preferences, competing products and services, and the availability of other entertainment activities. Historically, the majority of our revenues were derived via content purchases through traditional carrier application stores, which are in decline with momentum shifting towards third parties (Google and Apple). If our products and services are not responsive to the requirements of our carriers or the entertainment preferences of end users, are not marketed effectively through our direct-to-consumer operations, or are not brought to market in a timely and effective manner, our business, operating results, and financial condition would be harmed. Even if our products and services are successfully introduced, marketed effectively, and initially adopted, a subsequent shift in our carriers, the entertainment, shopping, and mobile preferences of end users, or our relationship with third-party billing aggregators could cause a decline in the popularity of, or access to, our offerings and could materially reduce our revenues and harm our business, operating results, and financial condition.

Wireless carriers generally control the price charged for our products and services related to our Content products, and the billing and collection for sales and could make decisions detrimental to us.

Wireless carriers generally control the price charged for our products and services related to content either by approving or establishing the price of the offering charged to their subscribers. Some of our carrier agreements also restrict our ability to change prices related to content. In cases where carrier approval is required, approvals may not be granted in a timely manner or at all. A failure or delay in obtaining these approvals, the prices established by the carriers for our offerings, or changes in these prices could adversely affect market acceptance of our offerings. Similarly, for a minority of our carriers, when we make changes to a pricing plan (the wholesale price and the corresponding suggested retail price based on our negotiated revenue-sharing arrangement), adjustments to the actual retail price charged to end users may not be made in a timely manner or at all (even though our wholesale price was reduced). A failure or delay by these carriers in adjusting the retail price for our offerings, could adversely affect sales volume and our revenues for those offerings.

Carriers and other distributors also control billings and collections for some of our products and services, either directly or through third-party service providers. If our carriers or their third-party service providers cause material inaccuracies when providing billing and collection services to us, our revenues may be less than anticipated or may be subject to refund at the discretion of the carrier. This could harm our business, operating results and financial condition.

We rely on the current state of the law in certain territories where we operate our business and any adverse change in such laws may significantly adversely impact our revenues and thus our operating results and financial condition.

Decisions that regulators or governing bodies make with regard to the provision and marketing of mobile applications, content and/or billing can have a significant impact on the revenues generated in that market. Although most of our markets are mature with regulation clearly defined and implemented, there remains the potential for regulatory changes that would have adverse consequences on the business and subsequently our revenue.

We rely on our current understanding of regional regulatory requirements pertaining to the marketing, advertising and promotion of our products and services, and any adverse change in such regulations, or a finding that we did not properly understand such regulations, may significantly impact our ability to market, advertise and promote our products and services and thereby adversely impact our revenues, our operating results and our financial condition.

Some portions of our business rely extensively on marketing, advertising and promoting our products and services requiring it to have an understanding of the local laws and regulations governing our business. Additionally, we rely on the policies and procedures of wireless carriers and should those change, there could be an adverse impact on our products. In the event that we have relied on inaccurate information or advice, and engage in marketing, advertising or promotional activities that are not permitted, we may be subject to penalties, restricted from engaging in further activities or altogether prohibited from offering our products and services in a particular territory, all or any of which will adversely impact our revenues and thus our operating results and financial condition.

The strategic direction of the Company's businesses is in early stages and not completely proven or certain.

The business model that the Company is pursuing, mobile advertising and application installations, is in the early stages and not completely proven. There are many different types of models including, but not limited to, set-up fees, Cost per Installation (CPI) Cost per Placement (CPP), Cost per Action (CPA), up-front fees (including licensing), revenue shares, per device fees, as well as hybrids of each. Initial feedback from customers shows preference for different types of models. This could lead to risk in predicting future revenues and profits by individual customers. In particular, the ‘free’ download market is reliant upon mobile advertising, and the mobile advertising market is still in a nascent phase of monetization.

In addition, our strategy for the Company entails offering its platform to existing and new customers. There can be no assurance that we will be able to successfully market new services and offerings to existing and new customers. Moreover, in order to credibly offer the Ignite and Discover platform, we will need to achieve additional operational and technical achievements to further develop the products. Both Ignite and Discover are compatible with Android, and should the market shift to a different operating system there would need to be modifications to our products to adapt to such a change. While we remain optimistic about our ability to complete this change and build out, it will be subject to all of the risks attendant to these development efforts as well as the need to provide additional capital to the effort.

Risks Relating to Our Industry

Wireless communications technologies are changing rapidly, and we may not be successful in working with these new technologies.

Wireless network and mobile handset technologies are undergoing rapid innovation. New handsets with more advanced processors and advanced programming languages continue to be introduced. In addition, networks that enable enhanced features are being developed and deployed. We have no control over the demand for, or success of, these products or technologies. If we fail to anticipate and adapt to these and other technological changes, the available channels for our products and services may be limited and our market share and operating results may suffer. Our future success will depend on our ability to adapt to rapidly changing technologies and develop products and services to accommodate evolving industry standards with improved performance and reliability. In addition, the widespread adoption of networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products and services.

Technology changes in the wireless industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services, and other mobile entertainment products, competitive in the market. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to those of our competitors, less appealing to end users, or both. If we cannot achieve our technology goals within our original development schedule, then we may delay their release until these technology goals can be achieved, which may delay or reduce our revenues, increase our development expenses and harm our reputation. Alternatively, we may increase the resources employed in research and development in an attempt either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses. In either case, our business, operating results and financial condition could be materially harmed.

The complexity of and incompatibilities among mobile handsets may require us to use additional resources for the development of our products and services.

To reach large numbers of wireless subscribers, application developers, mobile entertainment publishers and white label storefront providers we must support numerous mobile handsets and technologies. However, keeping pace with the rapid innovation of handset technologies together with the continuous introduction of new, and often incompatible, handset models by wireless carriers requires us to make significant investments in research and development, including personnel, technologies and equipment. In the future, we may be required to make substantial investments in our development if the number of different types of handset models continues to proliferate. In addition, as more advanced handsets are introduced that enable more complex, feature-rich products and services, we anticipate that our development costs will increase, which could increase the risks associated with one or more of our products or services and could materially harm our operating results and financial condition.

If wireless subscribers do not continue to use their mobile handsets to access mobile content and other applications, our business growth and future revenues may be adversely affected.

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to access data services we develop and distribute. New or different mobile content applications developed by our current or future competitors may be preferred by subscribers to our offerings. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our products and services does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected. If end users switch their entertainment spending away from the kinds of offerings that we publish, or switch to platforms or distribution where we do not have comparative strengths, our revenues would likely decline and our business, operating results and financial condition would suffer.

Our industry is subject to risks generally associated with the content industry, any of which could significantly harm our operating results.

Our business is subject to risks that are generally associated with the content industry, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of release of our offerings and mobile handsets on which they are accessed; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

A shift of technology platform by wireless carriers and mobile handset manufacturers could lengthen the development period for our offerings, increase our costs and cause our offerings to be of lower quality or to be published later than anticipated.

Mobile handsets require multimedia capabilities enabled by operating systems capable of running applications, products and services such as ours. Our development resources are concentrated in today’s most popular operating systems, and we have experience developing applications for these operating systems. Specifically our Ignite and Discover products currently are compatible with the Android and iOS operating system, with the iOS operating system now compatible through our Ignite Direct product. If this operating system falls out of favor with handset manufacturers and wireless carriers and there is a rapid shift to a new technology where we do not have development experience or resources, the development period for our products and services may be lengthened, increasing our costs, and the resulting products and services may be of lower quality, and may be published later than anticipated. In such an event, our reputation, business, operating results and financial condition might suffer.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Mobile applications and content publishers rely on wireless carriers’ networks to deliver products and services to end users and on their or other third parties’ billing systems to track and account for the downloading of such offerings. In certain circumstances, mobile publishers may also rely on their own servers to deliver products on demand to end users through their carriers’ networks. In addition, certain products require access over the mobile Internet to our servers or third party servers in order to enable certain features. Any failure of, or technical problem with, carriers’, third parties’ or our billing systems, delivery systems, information systems or communications networks could result in the inability of end users to download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fail or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business. This, in turn, could harm our business, operating results and financial condition.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our products and services successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads and may cause end users to lose functionality. This could harm our business, operating results and financial condition.

Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs that target handsets running on certain operating systems. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to reduce or delay future purchases of our products or reduce or delay the use of their handsets. Wireless carriers and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business.

A number of laws and regulations have been and likely will continue to be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our products and services.

A number of studies have examined the health effects of mobile phone use, and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, or any media reports suggesting such a link, could increase government regulation of, and reduce demand for, mobile phones and, accordingly, the demand for our products and services, and this could harm our business, operating results and financial condition.

Risks Related to Our Management, Employees and Acquisitions

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand.

We depend on the continued contributions of our domestic and international senior management and other key personnel. We have had three people fill the position of Chief Financial Officer in the past three years. The loss of the services of any of our executive officers or other key employees could harm our business. Because not all of our executive officers and key employees are under employment agreements or are under agreement with short terms, their future employment with the Company is uncertain. Additionally, our workforce is comprised of a relatively small number of employees operating in different countries around the globe who support our existing and potential customers. Given the size and geographic dispersion of our workforce, we could experience challenges with execution as our business matures and expands.

Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel. We face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Further, we conduct international operations in Germany, Israel, Singapore and Australia, areas that, similar to our headquarters region, have high costs of living and consequently high compensation standards and/or intense demand for qualified individuals which may require us to incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Some of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our employees, our business, operating results and financial condition would be harmed.

Growth may place significant demands on our management and our infrastructure.

We operate in an emerging market and have experienced, and may continue to experience, growth in our business through internal growth and acquisitions. This growth has placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. Continued growth could strain our ability to:

•	develop and improve our operational, financial and management controls;
•	enhance our reporting systems and procedures;
•	recruit, train and retain highly skilled personnel;
•	maintain our quality standards; and
•	maintain branded content owner, wireless carrier and end-user satisfaction.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

The acquisition of other companies, businesses or technologies could result in operating difficulties, dilution and other harmful consequences.

We have made acquisitions and, although we have no present understandings, commitments or agreements to do so (except as otherwise disclosed within this document), we may pursue further acquisitions, any of which could be material to our business, operating results and financial condition. Future acquisitions could divert management’s time and focus from operating our business, even in instances where acquisition negotiations are unsuccessful. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures. We may also raise additional capital for the acquisition of, or investment in, companies, technologies, products or assets that complement our business. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could harm our financial condition and operating results. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all.

International acquisitions involve risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our earnings based on this impairment assessment process, which could harm our operating results.

Changes to financial accounting standards could make it more expensive to issue stock options to employees, which would increase compensation costs and might cause us to change our business practices.

We prepare our financial statements to conform with accounting principles generally accepted in the United States. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, or FASB, the Securities and Exchange Commission (“SEC” or the “Commission”) and various other bodies. A change in those principles could have a significant effect on our reported results and might affect our reporting of transactions completed before a change is announced. For example, we have used restricted stock and stock options grants as a fundamental component of our employee compensation packages. We believe that such grants directly motivate our employees to maximize long-term stockholder value and, through the use of vesting, encourage employees to remain in our employ. Several regulatory agencies and entities have made regulatory changes that could make it more difficult or expensive for us to grant stock options or restricted stock to employees. We may, as a result of these changes, incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, any of which could materially and adversely affect our business, operating results and financial condition.

As we pursue and complete strategic acquisitions, divestitures or joint ventures, including our completed acquisitions of XYO and Appia, Inc, we may not be able to successfully integrate acquired businesses.

We completed the acquisition of XYO and Appia, Inc. in fiscal 2015, and we continue to evaluate potential acquisitions, or joint ventures with third parties. These transactions create risks such as:

•	disruption of our ongoing business, including loss of management focus on existing businesses;
•	problems retaining key personnel of the companies involved in the transactions;
•	operating losses and expenses of the businesses we acquire or in which we invest;
•	the potential impairment of tangible assets, intangible assets and goodwill acquired in the acquisitions;
•	the difficulty of incorporating an acquired business into our business and unanticipated expenses related to such integration;
•	potential operational deficiencies in the acquired business and personnel inexperienced in preparing and delivering disclosure information required for a U.S. public company; and
•	potential unknown liabilities associated with a business we acquire or in which we invest.

In the event of any future acquisitions, we might need to issue additional equity securities, spend our cash, incur debt, or take on contingent liabilities, any of which could reduce our profitability and harm our business.

Risks Related to the Economy in the United States and Globally

The effects of the past recession in the United States and general downturn in the global economy, including financial market disruptions, could have an adverse impact on our business, operating results or financial condition.

Our operating results also may be affected by uncertain or changing economic conditions such as the challenges that are currently affecting economic conditions in the United States and the global economy. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition in a number of ways including negatively affecting our profitability and causing our stock price to decline.

We face added business, political, regulatory, operational, financial and economic risks as a result of our international operations and distribution, any of which could increase our costs and hinder our growth.

We expect international sales to continue to be an important component of our revenues. Risks affecting our international operations include:

•	challenges caused by distance, language and cultural differences;
•	multiple and conflicting laws and regulations, including complications due to unexpected changes in these laws and regulations;
•	the burdens of complying with a wide variety of foreign laws and regulations;
•	higher costs associated with doing business internationally;
•	difficulties in staffing and managing international operations;
•	greater fluctuations in sales to end users and through carriers in developing countries, including longer payment cycles and greater difficulty collecting accounts receivable;
•	protectionist laws and business practices that favor local businesses in some countries;
•	foreign taxes;
•	foreign exchange controls that might prevent us from repatriating income earned in countries outside the United States;
•	price controls;
•	the servicing of regions by many different carriers;
•	imposition of public sector controls;
•	political, economic and social instability, including relating to the current European sovereign debt crisis;
•	restrictions on the export or import of technology;
•	trade and tariff restrictions;
•	variations in tariffs, quotas, taxes and other market barriers; and
•	difficulties in enforcing intellectual property rights in countries other than the United States.

In addition, developing user interfaces that are compatible with other languages or cultures can be expensive. As a result, our ongoing international expansion efforts may be more costly than we expect. Further, expansion into developing countries subjects us to the effects of regional instability, civil unrest and hostilities, and could adversely affect us by disrupting communications and making travel more difficult. These risks could harm our international expansion efforts, which, in turn, could materially and adversely affect our business, operating results and financial condition.

The Company is expanding and developing internationally, and our increasing foreign operations and exposure to fluctuations in foreign currency exchange rates may increase.

We have expanded, and we expect that we will continue to expand, our international operations. International operations inherently subject us to a number of risks and uncertainties, including:

•	changes in international regulatory and compliance requirements that could restrict our ability to develop, market and sell our products;
•	social, political or economic instability or recessions;

•	diminished protection of intellectual property in some countries outside of the United States;
•	difficulty in hiring, staffing and managing qualified and proficient local employees and advisors to run international operations;
•	the difficulty of managing and operating an international enterprise, including difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;
•	differing labor regulations and business practices;
•	higher operating costs due to local laws or regulations;
•	fluctuations in foreign economies and currency exchange rates;
•	difficulty in enforcing agreements; and
•	potentially negative consequences from changes in or interpretations of tax laws, post-acquisition.

Any of these factors may, individually or as a group, have a material adverse effect on our business and results of operations.

Risks Related to Potential Liability, our Intellectual Property and our Content

If we do not adequately protect our intellectual property rights, it may be possible for third parties to obtain and improperly use our intellectual property and our competitive position may be adversely affected.

Our intellectual property is an essential element of our business. We rely on a combination of copyright, trademark, trade secret and other intellectual property laws and restrictions on disclosure to protect our intellectual property rights. To date, we have not obtained patent protection; however, applications have been submitted. Consequently, we may not be able to protect our technologies from independent invention by third parties.

We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by our employees, which could cause us to lose the competitive advantage resulting from these trade secrets.

We also face risks associated with our trademarks. For example, there is a risk that our international trademark applications may be considered too generic or that the words “Digital” or “Turbine” could be separately or compositely trademarked by third parties with competitive products who may try and block our applications or sue us for trademark dilution which could have adverse effects on our financial status.

Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise to obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent infringement, piracy, and other unauthorized uses of our intellectual property, particularly internationally where the laws may not protect our intellectual property rights as fully as in the United States. In the future, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our management and resources.

In addition, although we require third parties to sign agreements not to disclose or improperly use our intellectual property, it may still be possible for third parties to obtain and improperly use our intellectual properties without our consent. This could harm our business, operating results and financial condition.

Third parties may sue us for intellectual property infringement, which, if successful, may disrupt our business and could require us to pay significant damage awards.

Third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property, either of which, if successful, could disrupt the conduct of our business, cause us to pay significant damage awards or require us to pay licensing fees. In the event of a successful claim against us, we might be enjoined from using our licensed intellectual property, we might incur significant licensing fees and we might be forced to develop alternative technologies. Our failure or inability to develop non-infringing technology or software or to license the infringed or similar technology or software on a timely basis could force us to withdraw products and services from the market or prevent us from introducing new products and services. In addition, even if we are able to license the infringed or similar technology or software, license fees could be substantial and the terms of these licenses could be burdensome, which might adversely affect our operating results. We might also incur substantial expenses in defending against third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us might result in substantial monetary liabilities and might materially disrupt the conduct of our business.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors, end-users or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits. Carriers or other customers have and may try to include us as defendants in suits brought against them by their own customers or third parties. In such cases, the risks and expenses would be similar to those where we are the party directly involved in the litigation.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, damages caused by malicious software and other losses.

In the ordinary course of our business, most of our agreements with carriers and other distributors include indemnification provisions. In these provisions, we agree to indemnify them for losses suffered or incurred in connection with our products and services, including as a result of intellectual property infringement and damages caused by viruses, worms and other malicious software. The term of these indemnity provisions is generally perpetual after execution of the corresponding license agreement, and the maximum potential amount of future payments we could be required to make under these indemnification provisions is generally unlimited. Large future indemnity payments could harm our business, operating results and financial condition.

We face risks associated with currency exchange rate fluctuations.

We currently transact a significant portion of our revenues in foreign currencies, namely the Australian dollar. Conducting business in currencies other than U.S. Dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the U.S. Dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency transaction gains and losses. To date, we have not engaged in exchange rate-hedging activities. Even if we were to implement hedging strategies to mitigate this risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications.

Our business in countries with a history of corruption and transactions with foreign governments, including with government owned or controlled wireless carriers, increase the risks associated with our international activities.

As we operate and sell internationally, we are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by the United States and other business entities for the purpose of obtaining or retaining business. We have operations, deal with carriers and make sales in countries known to experience corruption, particularly certain emerging countries in Eastern Europe and Latin America, and further international expansion may involve more of these countries. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We have attempted to implement safeguards to discourage these practices by our employees, consultants, sales agents and distributors. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Government regulation of our marketing methods could restrict our ability to adequately advertise and promote our content, products and services available in certain jurisdictions.

The governments of some countries have sought to regulate the methods and manner in which certain of our products and services may be marketed to potential end-users. Regulation aimed at prohibiting, limiting or restricting various forms of advertising and promotion we use to market our products and services could also increase our cost of operations or preclude the ability to offer our products and services altogether. As a result, government regulation of our marketing efforts could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Our Common Stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in our revenues and operating expenses;
•	developments in the financial markets, and the worldwide or regional economies;
•	announcements of innovations or new products or services by us or our competitors;
•	significant sales of our common stock or other securities in the open market; and
•	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

The SEC has sent us a letter regarding an informal inquiry requesting information and documents generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.

On May 19, 2016, the Company received an informal inquiry from the staff of the Securities and Exchange Commission’s Division of Enforcement requesting the voluntary provision of documents and information generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.  The correspondence from the SEC provides that the fact that there has been an informal inquiry commenced should not be construed as an indication that there have been any violations of federal securities laws, nor considered a reflection upon any person, company or securities. We have been, and intend to continue, cooperating fully with the SEC inquiry.  It is too early to determine the significance or likely outcome or impact of this matter at this time.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting. Our management concluded that our internal controls over financial reporting were ineffective as of March 31, 2016; refer to Item 9A of our Annual Report on Form 10-K/A for the year ended March 31, 2016, for more information about management’s assessment of internal controls. We are in the process of strengthening and testing our internal controls. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming and requires significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude in the future that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover additional material weaknesses or a significant deficiencies in our internal controls, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we fail to comply with the applicable portions of Section 404, we could be subject to a variety of civil and administrative sanctions and penalties, including ineligibility for short form resale registration, action by the SEC, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business. Refer to Item 9A of our Annual Report on Form 10-K/A for the year ended March 31, 2016, for more information about management’s assessment of internal controls. See also the risk factor above entitled “Risks Related to Our Business—General Risks—The SEC has sent us a letter regarding an informal inquiry requesting information and documents generally related to the Company’s internal controls over financial reporting and disclosure controls and procedures.”

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on the NASDAQ Capital Market (“NADSAQ”). On September 22, 2016, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.24 per share and the closing price of our common stock has traded in a range from a low of $0.75 per share to a high of $1.39 per share during fiscal 2016. We must continue to satisfy NASDAQ’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such a company does not regain compliance with the bid price requirement, a second 180-day compliance period may be available.

A delisting of our common stock from NADSAQ could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

The sale of securities by us in any equity or debt financing, or the issuance of new shares related to an acquisition, could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale or issuance of common stock by us in a future offering or acquisition could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complimentary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, and this could negatively impact our earnings and results of operations.

We may choose to raise additional capital to accelerate the growth of our business, and we may not be able to raise capital to grow our business on terms acceptable to us or at all.

Should we choose to pursue alternatives to accelerate the growth or enhance our existing business, we may require significant cash outlays and commitments. If our cash, cash equivalents and short-term investments balances and any cash generated from operations are not sufficient to meet our cash requirements, we may seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the fair market value of our common stock. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about our business or us. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

We do not anticipate paying dividends.

We have never paid cash or other dividends on our common stock. Payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other factors deemed relevant by our Board of Directors. However, the earliest our Board of Directors would likely consider a dividend is if we begin to generate excess cash flow.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. Additionally, the time and effort required to maintain communications with stockholders and the public markets can be demanding on senior management, which can divert focus from operational and strategic efforts. The requirements of the public markets and the related regulatory requirements has resulted in an increase in our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. For example, we depend on the reports of wireless carriers for information regarding the amount of sales of our products and services and to determine the amount of royalties we owe branded content licensors and the amount of our revenues. These reports may not be timely, and in the past they have contained, and in the future they may contain, errors.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs. The Sarbanes-Oxley Act makes it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, and officers will be significantly curtailed.

Risks Related to an Investment in the offered securities

The notes are unsecured, are effectively subordinated to all of our future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries (other than the guarantors), including trade credit.

The notes are unsecured, are effectively subordinated to all of our future secured indebtedness (although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions) and are structurally subordinated to all indebtedness and liabilities of our subsidiaries (other than the guarantors), including trade payables. The notes will rank equally with all our future general unsecured and unsubordinated obligations, and senior to all our future subordinated debt. In the event of our bankruptcy, liquidation, reorganization or other winding up, although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets, and subject to the guarantees discussed below, the assets of our subsidiaries will be available to pay obligations on the notes only after all claims senior to the notes which includes all liabilities of such subsidiary, including trade payables have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

The notes do not contain restrictive financial covenants, other than debt incurrence and restrictions on payments, and we may take actions which may affect our ability to satisfy our obligations under the notes.

The indenture governing the notes does not contain any financial or operating covenants (other than restrictions on our incurrence of certain other indebtedness (including secured debt) and restrictions on certain payments) by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Further, the restrictions contained in the indenture governing the notes on our incurrence of certain indebtedness and the making of restricted payments is subject to a waiver provision that differs from the provisions in the indenture applicable to other waivers.

Our ability to recapitalize and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, including interest payments, payments of principal and payments due upon the election of a holder to require us to purchase notes upon the occurrence of a fundamental change, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes and of the warrants and our common stock.

We expect that many investors in, and potential purchasers of, the offered securities will employ, or seek to employ, a convertible arbitrage strategy with respect to the offered securities. Investors would typically implement such a strategy by selling short the common stock underlying the offered securities and dynamically adjusting their short position while continuing to hold the offered securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the offered securities to conduct the convertible arbitrage strategy with respect to the offered securities.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the offered securities to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the offered securities.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change (including a redemption) may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change (as defined herein) occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described in the indenture for the Notes. The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is greater than $1.25 per share of our common stock or less than $20 per share of our common stock (in each case, subject to adjustment), no adjustment will be made to the conversion rate. In addition, you will not be entitled to an Early Conversion Payment for any conversion on or after the effective time of a make-whole fundamental change.

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion payment features of the notes.

Holders who convert their notes prior to the September 23, 2019 will receive an Early Conversion Payment. The Early Conversion Payment feature of the notes is expected to be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) as an embedded derivative.

ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). We have tentatively determined that we must bifurcate and account for the Early Conversion Payment feature of the notes as an embedded derivative in accordance with ASC 815. We tentatively will record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The derivative liability is expected to be remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. We expect we will estimate the fair value of these liabilities using a Monte Carlo simulation model.

We cannot predict the effect that the accounting for the notes will have on our future GAAP financial results, the trading of our common stock and the trading price of the notes, which could be material.

The conversion rate of the notes and/or exercise price for the warrants may not be adjusted for all dilutive events.

The conversion rate of the notes and the exercise price for the warrants are each subject to separate adjustments for certain events, including, but not limited to, the issuance of shares of our common stock without consideration or at a price per share less than the applicable conversion rate, subject to certain exceptions, the issuance of stock dividends on our common stock, the issuance of certain rights, options, or warrants, subdivisions, combinations, distributions of capital stock, evidences of indebtedness, assets or property, cash dividends and certain issuer tender offers or exchange offers as described in the indenture for the Notes. However, the conversion rate and exercise price, as applicable, will not be adjusted for all possible events, such as a third-party tender offer or exchange offer, that may adversely affect the trading price of the notes or the market price of our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to purchase the notes at the option of the holder.

Upon the occurrence of a fundamental change, subject to certain conditions, you will have the right, at your option, to require us to purchase for cash all or any portion of your notes with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that do not constitute a fundamental change but that could nevertheless adversely affect the notes. For example, transactions such as leveraged recapitalizations (subject to the limitations in the indenture to incur new debt), refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

We may not have the ability to raise the funds necessary to repurchase the notes when required.

Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a fundamental change at 120% of their principal amount, plus accrued and unpaid interest (including additional interest), if any, as described in the indenture for the Notes. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor. Our failure to repurchase surrendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under the agreements governing other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

We are not providing pro-forma capitalization or income statement information.

Due to the complex accounting for the notes and warrants, which is still being finalized and determined by us, we have not provided any pro-forma financial information with respect to the impact of the Notes and Warrants. Accordingly, although we provide information about the amount of indebtedness we had at June 30, 2016 and the amount we will repay at the closing of this offering, you will not have available estimates of the impact of such transactions on our GAAP balance sheet.

We will not seek a rating on the notes.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

We have not registered the notes, the warrants or the shares of our common stock issuable upon conversion or exercise, which will limit your ability to resell them.

The notes, the warrants and the shares of our common stock issuable upon conversion of the notes or exercise of the warrants, have not been, and, other than as contemplated by the registration rights agreement we are entering into with the initial purchaser, will not be, registered under the Securities Act or any state securities laws. Accordingly, until a registration statement with respect to the notes, the warrants and the shares of common stock issuable upon conversion of the notes or exercise of the warrants is effective, the notes, the warrants, and the shares of our common stock issuable upon conversion of the notes and exercise of the common stock, if any, may not be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws.

There is no public market for the notes or for the warrants, which could limit their respective trading price or your ability to sell them.

The notes and warrants are new issues of securities for which there currently is no respective trading market. As a result, a market may not develop for the notes or for the warrants and you may not be able to sell your offered securities. Any offered securities that are traded after their initial issuance may trade at a discount from their initial offering price. Future trading prices of the notes and of the warrants will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the offered securities for an indefinite period of time. We do not intend to apply for listing or quotation of the notes or the warrants on any securities exchange or automated quotation system. While the initial purchaser may make a market in the notes and in the warrants, they are not required to do so and, consequently, any market making with respect to the offered securities may be discontinued at any time without notice. Even if the initial purchaser make a market in the notes and in the warrants, the liquidity of such markets may be limited.

Conversion of the notes and exercise of the warrants will dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the market price of our common stock.

The conversion of some or all of the notes and the exercise of some or all of the warrants will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon such conversion or such exercise could adversely affect prevailing market prices of our common stock. In addition, the existence of the offered securities may encourage short selling by market participants because the anticipated conversion of the notes or upon exercise of the warrants into shares of our common stock could depress the market price of our common stock.

U.S. holders will recognize income for U.S. federal income tax purposes significantly in excess of interest payments on the notes, and gains, if any, recognized on a disposition of notes will generally be taxed as ordinary income.

For U.S. federal income tax purposes, we intend to treat the notes as contingent payment debt obligations under the contingent payment debt regulations and the rest of this discussion so assumes. Accordingly, all payments on the notes, including stated interest, will be taken into account under the contingent payment debt regulations and actual cash payments of interest on the notes will not be reported separately as taxable income. As discussed more fully below, the effect of the contingent payment debt regulations will be to require a holder, regardless of such holder’s usual method of tax accounting, to use the accrual method with respect to the notes. There is some uncertainty as to the proper application of the Treasury Regulations governing contingent payment debt instruments and, if the treatment described herein were to be successfully challenged by the Internal Revenue Service (IRS) (the “IRS”), it might be determined that, among other things, you should have accrued interest income at a lower or higher rate, or should have recognized capital gain or loss, rather than ordinary income or loss, upon the conversion or taxable disposition of the notes.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase also may be treated as a dividends subject to U.S. federal income tax. If you are a non-U.S. holder, such a deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, or to backup withholding, both of which may be set off against subsequent payments of cash and common stock payable on the notes.

Holders of offered securities will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of offered securities will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of offered securities will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant conversion date, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes and of the warrants.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes and of the warrants. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the offered securities as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the respective trading prices of the offered securities.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes and of the warrants.

In the future, we may sell additional shares of our common stock or securities convertible into our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and restricted stock pursuant to our employee benefit plans, for purchase by employees under our employee stock purchase plan, and upon conversion of the notes offered hereby and in relation to the convertible note hedge and warrant transactions we expect to enter into in connection with the pricing of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and of the warrants, and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees. In such event, holders of the notes could be structurally subordinated to creditors of the guarantor.

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantee to the guarantor’s other debt or take other action detrimental to holders of the guarantee of notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by the Digital Turbine’s subsidiaries could be voided or subordinated to other debt for a variety of reasons. To the extent that a subsidiary guarantee were to be voided as a fraudulent conveyance or was held to be unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor.

We could lose access to our NOLs as a result of the conversion of the notes and exercises of the warrants.

We have significant net operating losses which could be lost or impaired if delivery of shares upon conversion or exercise of notes or warrants causes an “ownership change” under Section 382 of the Internal Revenue Code.

Provisions in the indenture for the notes and/or warrant agreement for the warrants may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. Furthermore, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions in the indenture with respect to the notes and in the warrant agreement with respect to the warrants could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.